UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2006
KB HOME
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-9195 (Commission File Number)	95-3666267 (IRS Employer Identification No.)
10990 Wilshire Boulevard, Los Angeles, California 90024
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
     This filing amends the Current Report on Form 8-K filed by KB Home (the “Company”) on December 8, 2006. In that Form 8-K, the Company stated that it had concluded that it would record a material non-cash charge for inventory-related impairments and land option contract abandonments in the fourth quarter of its fiscal year ended November 30, 2006. At that time, the Company estimated that the aggregate non-cash charge associated with inventory impairments would range from $235 million to $285 million and the non-cash charge related to the abandonment of certain land option contracts was expected to total approximately $90 million.
     The Company has finalized the non-cash charges for inventory-related impairments and land option contract abandonments for the fourth quarter of its fiscal year ended November 30, 2006. The actual non-cash charge related to the abandonment of certain land option contracts is $88 million and the actual aggregate non-cash charge associated with inventory impairments is $255 million, within the range previously reported.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2007	KB HOME
	By:	/s/ WILLIAM R. HOLLINGER
Senior Vice President and Chief Accounting Officer